Exhibit 99.1

Waterstone Financial, Inc. Announces Results of Operations for the Year Ended December 31, 2022.

WAUWATOSA, WI – 1/26/2023 – Waterstone Financial, Inc. (NASDAQ: WSBF), holding company for WaterStone Bank, reported net income of $935,000, or $0.04 per diluted share for the quarter ended December 31, 2022 compared to $12.6 million, or $0.53 per diluted share for the quarter ended December 31, 2021. Net income per diluted share was $0.89 for the twelve months ended December 31, 2022 compared to net income per diluted share of $2.96 for the twelve months ended December 31, 2021.

"The quarter was mixed as the community banking segment continued to achieve excellent loan growth while the mortgage banking segment lagged with lower volumes and declining margins,” said Douglas Gordon, Chief Executive Officer of Waterstone Financial, Inc. “Net interest income grew in the quarter as we added $156.0 million to the loan portfolio and efficiently used our cash as interest rates continued to rise. The mortgage banking segment continues to face significant challenges as a result of increases in mortgage rates year-over-year and the decline in affordable housing inventories. We are focused on controlling expenses and being prepared to capitalize when the mortgage market improves.”

Highlights of the Quarter Ended December 31, 2022

Waterstone Financial, Inc. (Consolidated)

●	Consolidated net income of Waterstone Financial, Inc. totaled $935,000 for the quarter ended December 31, 2022, compared to $12.6 million for the quarter ended December 31, 2021.
●	Consolidated return on average assets was 0.19% for the quarter ended December 31, 2022 compared to 2.22% for the quarter ended December 31, 2021.
●	Consolidated return on average equity was 0.99% for the quarter ended December 31, 2022 and 11.14% for the quarter ended December 31, 2021.
●	Dividends declared during the quarter ended December 31, 2022 totaled $0.20 per common share.
●	We repurchased approximately 159,000 shares at a cost of $2.6 million, or $16.53 per share, during the quarter ended December 31, 2022.
●	Nonperforming assets as percentage of total assets was 0.22% at December 31, 2022, 0.27% at September 30, 2022, and 0.26% at December 31, 2021.
●	Past due loans as percentage of total loans was 0.41% at December 31, 2022, 0.48% at September 30, 2022, and 0.59% at December 31, 2021.
●	Book value per share was $16.71 at December 31, 2022 and $17.45 at December 31, 2021. The decrease reflects an $0.79 per share impact resulting from an increase in the unrealized loss on available for sale securities.

Community Banking Segment

●	Pre-tax income totaled $7.0 million for the quarter ended December 31, 2022, which represents a $1.4 million, or 16.4%, decrease compared to $8.4 million for the quarter ended December 31, 2021.
●	Net interest income totaled $15.7 million for the quarter ended December 31, 2022, which represents a $2.5 million, or 19.2%, increase compared to $13.2 million for the quarter ended December 31, 2021.
●	Average loans held for investment totaled $1.41 billion during the quarter ended December 31, 2022, which represents an increase of $201.9 million, or 16.7%, compared to $1.21 billion for the quarter ended December 31, 2021. Average loans held for investment increased $102.1 million compared to $1.31 billion for the quarter ended September 30, 2022.
●	The community banking segment purchased $112.0 million adjustable-rate loans that were originated by the mortgage banking segment during the quarter ended December 31, 2022. Other noninterest expense includes fees totaling $2.0 million during the quarter ended December 31, 2022 which were paid to the mortgage banking segment and eliminated on a consolidated basis.
●	Net interest margin increased 82 basis points to 3.29% for the quarter ended December 31, 2022 compared to 2.47% for the quarter ended December 31, 2021, which was a result of a decrease in the average balance of cash, as funds were utilized to fund loans held for investment, purchase investment securities and pay down borrowings. In addition, yields increased on loans receivable, loans held for sale, mortgage related securities, debt securities, federal funds sold and short term investments category. Net interest margin decreased five basis points compared to 3.34% for the quarter ended September 30, 2022, driven by an increase in weighted average cost of deposits and borrowings as the federal funds rate increases resulted in increased funding rates.

●

The segment had a provision for credit losses - loans of $290,000 for the quarter ended December 31, 2022 compared to a negative provision for loan losses of $1.5 million for the quarter ended December 31, 2021.  The current quarter increase was primarily due to an increase in loans held for investment during the quarter. The provision for credit losses - unfunded commitments was $334,000 as the loan pipeline increased from the prior quarter end.

●	The efficiency ratio was 54.49% for the quarter ended December 31, 2022, compared to 53.02% for the quarter ended December 31, 2021.
●	Average deposits (excluding escrow accounts) totaled $1.21 billion during the quarter ended December 31, 2022, a decrease of $35.3 million, or 2.8%, compared to $1.25 billion during the quarter ended December 31, 2021. Average deposits increased $18.1 million, or 6.1% annualized compared to the $1.19 billion for the quarter ended September 30, 2022 due to an increase in certificate of deposits rates attracting more customers.
●	Other noninterest expense increased $1.8 million to $2.5 million during the quarter ended December 31, 2022 compared to $651,000 during the quarter ended December 31, 2021. The increase was driven by fees paid to the mortgage banking segment for the purchase of single-family adjustable rate mortgage loans. See the note on the loans purchased from the mortgage banking segment above. These fees are eliminated in the consolidated statements of income.

Mortgage Banking Segment

●	Pre-tax loss totaled $6.5 million for the quarter ended December 31, 2022, compared to $7.3 million of pre-tax income for the quarter ended December 31, 2021.
●	Loan originations decreased $446.5 million, or 45.0%, to $546.6 million during the quarter ended December 31, 2022, compared to $993.1 million during the quarter ended December 31, 2021. Origination volume relative to purchase activity accounted for 95.6% of originations for the quarter ended December 31, 2022 compared to 73.8% of total originations for the quarter ended December 31, 2021.
●	Mortgage banking non-interest income decreased $22.6 million, or 55.6%, to $18.1 million for the quarter ended December 31, 2022, compared to $40.7 million for the quarter ended December 31, 2021.
●	Gross margin on loans sold decreased to 3.41% for the quarter ended December 31, 2022, compared to 4.18% for the quarter ended December 31, 2021.
●	Total compensation, payroll taxes and other employee benefits decreased $10.5 million, or 37.6%, to $17.4 million during the quarter ended December 31, 2022 compared to $27.9 million during the quarter ended December 31, 2021. The decrease primarily related to decreased commission expense and branch manager compensation driven by decreased loan origination volume and branch profitability as gross margins decreased.
●	Other noninterest expense increased $1.1 million to $2.6 million during the quarter ended December 31, 2022 compared to $1.4 million during the quarter ended December 31, 2021. The increase related to an increase in provision of loan sale losses.
●	During the year ended December 31, 2022 the segment has added 11 branches and a total of 130 loan origination personnel. Losses associated with these new branches totaled approximately $725,000 for the quarter ended December 31, 2022 and $1.9 million for the year ended December 31, 2022. These branch losses are net of corporate revenue of approximately $641,000 for the quarter ended December 31, 2022 and $1.2 million for the year ended December 31, 2022.

About Waterstone Financial, Inc.

Waterstone Financial, Inc. is the savings and loan holding company for WaterStone Bank. WaterStone Bank was established in 1921 and offers a full suite of personal and business banking products. The Bank has branches in Wauwatosa/State St, Brookfield, Fox Point/North Shore, Franklin/Hales Corners, Germantown/Menomonee Falls, Greenfield/Loomis Rd, Milwaukee/Oklahoma Ave, Oak Creek/27th St, Oak Creek/Howell Ave, Oconomowoc/Lake Country, Pewaukee, Waukesha, West Allis/Greenfield Ave, and West Allis/National Ave, Wisconsin. WaterStone Bank is the parent company to Waterstone Mortgage, which has the ability to lend in 48 states. For more information about WaterStone Bank, go to http://www.wsbonline.com.

Forward-Looking Statements

This press release contains statements or information that may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as “may,” “expects,” “anticipates,” “estimates” or “believes.”  Any such statements are based upon current expectations that involve a number of risks and uncertainties and are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  Factors that might cause such a difference include changes in interest rates; demand for products and services; the degree of competition by traditional and nontraditional competitors; changes in banking regulation or actions by bank regulators; changes in tax laws; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in local real estate values; changes in the national and local economies, including significant disruption to financial market and other economic activity caused by the outbreak of COVID-19; and other factors, including risk factors referenced in Item 1A. Risk Factors in Waterstone’s most recent Annual Report on Form 10-K and as may be described from time to time in Waterstone’s subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone’s belief as of the date of this press release.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For The Three Months Ended December 31,		For The Twelve Months Ended December 31,
	2022	2021	2022	2021
	(In Thousands, except per share amounts)
Interest income:
Loans	$18,654	$15,152	$62,935	$64,366
Mortgage-related securities	915	506	3,241	1,954
Debt securities, federal funds sold and short-term investments	1,105	926	4,069	3,563
Total interest income	20,674	16,584	70,245	69,883
Interest expense:
Deposits	2,352	878	4,863	4,420
Borrowings	2,711	2,534	8,428	9,948
Total interest expense	5,063	3,412	13,291	14,368
Net interest income	15,611	13,172	56,954	55,515
Provision (credit) for credit losses (1)	664	(1,470)	968	(3,990)
Net interest income after provision for loan losses	14,947	14,642	55,986	59,505
Noninterest income:
Service charges on loans and deposits	497	842	2,202	3,325
Increase in cash surrender value of life insurance	344	318	1,738	1,615
Mortgage banking income	15,811	40,448	99,560	191,035
Other	443	408	2,055	7,220
Total noninterest income	17,095	42,016	105,555	203,195
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	22,063	32,837	99,565	135,115
Occupancy, office furniture, and equipment	2,166	2,266	8,706	9,612
Advertising	972	958	3,976	3,528
Data processing	1,040	1,079	4,470	3,950
Communications	289	321	1,189	1,309
Professional fees	612	471	1,815	1,275
Real estate owned	13	14	19	3
Loan processing expense	1,059	940	4,744	4,610
Other	3,170	2,088	12,578	11,192
Total noninterest expenses	31,384	40,974	137,062	170,594
Income before income taxes	658	15,684	24,479	92,106
Income tax (benefit) expense	(277)	3,131	4,992	21,315
Net income	$935	$12,553	$19,487	$70,791
Income per share:
Basic	$0.04	$0.53	$0.89	$2.98
Diluted	$0.04	$0.53	$0.89	$2.96
Weighted average shares outstanding:
Basic	20,966	23,598	21,884	23,741
Diluted	21,069	23,802	22,010	23,931

(1) The Company adopted ASU 2016-13 as of January 1, 2022.  The 2021 amount presented is calculated under the prior accounting standard.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	December 31,	December 31,
	2022	2021
	(Unaudited)
Assets	(In Thousands, except per share amounts)
Cash	$33,700	$343,016
Federal funds sold	10,683	13,981
Interest-earning deposits in other financial institutions and other short term investments	2,259	19,725
Cash and cash equivalents	46,642	376,722
Securities available for sale (at fair value)	196,588	179,016
Loans held for sale (at fair value)	131,188	312,738
Loans receivable	1,510,178	1,205,785
Less: Allowance for credit losses ("ACL") - loans (1)	17,757	15,778
Loans receivable, net	1,492,421	1,190,007

Office properties and equipment, net	21,105	22,273
Federal Home Loan Bank stock (at cost)	17,357	24,438
Cash surrender value of life insurance	66,443	65,368
Real estate owned, net	145	148
Prepaid expenses and other assets	59,783	45,148
Total assets	$2,031,672	$2,215,858

Liabilities and Shareholders' Equity
Liabilities:
Demand deposits	$230,596	$214,409
Money market and savings deposits	326,145	392,314
Time deposits	642,271	626,663
Total deposits	1,199,012	1,233,386

Borrowings	386,784	477,127
Advance payments by borrowers for taxes	5,334	4,094
Other liabilities	70,056	68,478
Total liabilities	1,661,186	1,783,085

Shareholders' equity:
Preferred stock	-	-
Common stock	222	248
Additional paid-in capital	128,550	174,505
Retained earnings	274,246	273,398
Unearned ESOP shares	(13,056)	(14,243)
Accumulated other comprehensive loss, net of taxes	(19,476)	(1,135)
Total shareholders' equity	370,486	432,773
Total liabilities and shareholders' equity	$2,031,672	$2,215,858

Share Information
Shares outstanding	22,174	24,795
Book value per share	$16.71	$17.45

(1) The Company adopted ASU 2016-13 as of January 1, 2022.  The 2021 amount presented is calculated under the prior accounting standard.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
	(Dollars in Thousands, except per share amounts)
Condensed Results of Operations:
Net interest income	$15,611	$15,398	$14,081	$11,864	$13,172
Provision (credit) for credit losses (1)	664	332	48	(76)	(1,470)
Total noninterest income	17,095	27,404	31,238	29,818	42,016
Total noninterest expense	31,384	35,694	35,050	34,935	40,974
Income before income taxes	658	6,776	10,221	6,823	15,684
Income tax (benefit) expense	(277)	1,506	2,231	1,532	3,131
Net income	$935	$5,270	$7,990	$5,291	$12,553
Income per share – basic	$0.04	$0.25	$0.36	$0.23	$0.53
Income per share – diluted	$0.04	$0.25	$0.36	$0.23	$0.53
Dividends declared per share	$0.20	$0.20	$0.20	$0.20	$0.70

Performance Ratios (annualized):
Return on average assets - QTD	0.19%	1.08%	1.61%	1.00%	2.22%
Return on average equity - QTD	0.99%	5.38%	7.93%	5.00%	11.14%
Net interest margin - QTD	3.29%	3.34%	3.02%	2.38%	2.47%

Return on average assets - YTD	0.96%	1.22%	1.30%	1.00%	3.20%
Return on average equity - YTD	4.91%	6.09%	6.42%	5.00%	16.38%
Net interest margin - YTD	3.00%	2.90%	2.69%	2.38%	2.68%

Asset Quality Ratios:
Past due loans to total loans	0.41%	0.48%	0.60%	0.53%	0.59%
Nonaccrual loans to total loans	0.29%	0.37%	0.59%	0.55%	0.46%
Nonperforming assets to total assets	0.22%	0.27%	0.39%	0.34%	0.26%
Allowance for credit losses to loans receivable (1)	1.18%	1.29%	1.35%	1.40%	1.31%

(1) The Company adopted ASU 2016-13 as of January 1, 2022.  The 2021 amounts presented are calculated under the prior accounting standard.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

SUMMARY OF QUARTERLY AVERAGE BALANCES AND YIELD/COSTS

(Unaudited)

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
Average balances	(Dollars in Thousands)
Interest-earning assets
Loans receivable and held for sale	$1,578,790	$1,492,462	$1,433,452	$1,361,839	$1,517,984
Mortgage related securities	170,209	172,807	168,000	138,863	119,709
Debt securities, federal funds sold and short term investments	130,973	162,211	269,823	519,116	475,574
Total interest-earning assets	1,879,972	1,827,480	1,871,275	2,019,818	2,113,267
Noninterest-earning assets	122,643	114,274	117,248	128,813	131,703
Total assets	$2,002,615	$1,941,754	$1,988,523	$2,148,631	$2,244,970

Interest-bearing liabilities
Demand accounts	$75,449	$75,058	$70,674	$69,736	$70,762
Money market, savings, and escrow accounts	349,820	398,643	412,321	404,413	398,210
Certificates of deposit	628,375	586,012	584,244	610,681	643,546
Total interest-bearing deposits	1,053,644	1,059,713	1,067,239	1,084,830	1,112,518
Borrowings	333,249	296,111	326,068	440,252	481,971
Total interest-bearing liabilities	1,386,893	1,355,824	1,393,307	1,525,082	1,594,489
Noninterest-bearing demand deposits	177,217	153,591	154,070	152,900	153,303
Noninterest-bearing liabilities	63,866	43,683	36,962	41,232	49,982
Total liabilities	1,627,976	1,553,098	1,584,339	1,719,214	1,797,774
Equity	374,639	388,656	404,184	429,417	447,196
Total liabilities and equity	$2,002,615	$1,941,754	$1,988,523	$2,148,631	$2,244,970

Average Yield/Costs (annualized)
Loans receivable and held for sale	4.69%	4.32%	4.07%	4.02%	3.96%
Mortgage related securities	2.13%	2.07%	1.96%	1.76%	1.68%
Debt securities, federal funds sold and short term investments	3.35%	2.41%	1.56%	0.72%	0.77%
Total interest-earning assets	4.36%	3.93%	3.52%	3.02%	3.11%

Demand accounts	0.08%	0.08%	0.09%	0.08%	0.08%
Money market and savings accounts	0.67%	0.21%	0.19%	0.21%	0.22%
Certificates of deposit	1.10%	0.51%	0.37%	0.37%	0.40%
Total interest-bearing deposits	0.89%	0.37%	0.28%	0.29%	0.31%
Borrowings	3.23%	2.34%	1.95%	2.20%	2.09%
Total interest-bearing liabilities	1.45%	0.80%	0.67%	0.84%	0.85%

COMMUNITY BANKING SEGMENT

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$15,737	$15,507	$13,710	$11,652	$13,197
Provision (credit) for credit losses (1)	624	234	(41)	(140)	(1,500)
Total noninterest income	1,033	1,116	1,640	1,432	1,459
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	4,781	4,424	4,596	5,212	5,085
Occupancy, office furniture and equipment	877	955	876	937	960
Advertising	203	213	244	227	278
Data processing	551	539	531	608	531
Communications	92	108	63	94	100
Professional fees	153	123	118	114	151
Real estate owned	13	1	-	5	14
Loan processing expense	-	-	-	-	-
Other	2,468	1,477	1,006	600	651
Total noninterest expense	9,138	7,840	7,434	7,797	7,770
Income before income taxes	7,008	8,549	7,957	5,427	8,386
Income tax expense	1,308	1,983	1,658	1,167	1,690
Net income	$5,700	$6,566	$6,299	$4,260	$6,696

Efficiency ratio - QTD	54.49%	47.16%	48.43%	59.59%	53.02%
Efficiency ratio - YTD	52.10%	51.20%	53.57%	59.59%	48.58%

(1) The Company adopted ASU 2016-13 as of January 1, 2022.  The 2021 amounts presented are calculated under the prior accounting standard.

MORTGAGE BANKING SEGMENT

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest (loss) income	$(241)	$(155)	$370	$183	$(49)
Provision for credit losses (2)	40	98	89	64	30
Total noninterest income	18,066	27,305	30,126	28,604	40,692
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	17,397	21,864	21,311	20,438	27,866
Occupancy, office furniture and equipment	1,289	1,341	1,180	1,251	1,306
Advertising	769	924	718	678	680
Data processing	490	543	613	588	542
Communications	197	194	195	246	221
Professional fees	453	265	222	338	306
Real estate owned	-	-	-	-	-
Loan processing expense	1,059	1,120	1,134	1,431	940
Other	2,584	2,571	2,733	2,309	1,445
Total noninterest expense	24,238	28,822	28,106	27,279	33,306
(Loss) income before income taxes	(6,453)	(1,770)	2,301	1,444	7,307
Income tax (benefit) expense	(1,602)	(470)	578	377	1,443
Net (loss) income	$(4,851)	$(1,300)	$1,723	$1,067	$5,864

Efficiency ratio - QTD	135.98%	106.16%	92.16%	94.76%	81.95%
Efficiency ratio - YTD	104.02%	97.42%	93.42%	94.76%	71.44%

Loan originations	$546,628	$729,897	$778,760	$708,463	$993,113
Purchase	95.6%	94.2%	90.4%	77.3%	73.8%
Refinance	4.4%	5.8%	9.6%	22.7%	26.2%
Gross margin on loans sold(1)	3.41%	3.70%	3.85%	4.00%	4.18%

(1) Gross margin on loans sold equals mortgage banking income (excluding the change in interest rate lock value) divided by total loan originations

(2) The Company adopted ASU 2016-13 as of January 1, 2022.  The 2021 amounts presented are calculated under the prior accounting standard.